Exhibit 10.2.2

FIRST AMENDMENT TO DEFENSE AND ESCROW AGREEMENT

This First Amendment to Defense and Escrow Agreement is made this 28th day of December 2006 by and among (i) Golf Host Resorts, LLC (formerly Golf Host Resorts, Inc.), a Delaware limited liability company (“Borrower”), (ii) GTA-IB, LLC, a Florida limited liability company (“GTA-IB”), (iii) Golf Trust of America, L.P., a Delaware limited partnership (“Lender”), (iv) Golf Trust of America, Inc., a Maryland corporation (“GTA Parent”) and (v) Chicago Title Insurance Company (“Escrow Agent”).  GTA-IB, Lender and GTA Parent shall be referred to collectively as “GTA” in this Agreement.

WITNESSETH

WHEREAS, Borrower, GTA and Escrow Agent entered into that certain Defense and Escrow Agreement (the “Agreement”) dated as of July 15, 2004 (the “Agreement”); and

WHEREAS, GTA has consented to the release to Borrower of Seven Hundred Ten Thousand and No/100 Dollars ($710,000) held in escrow in respect to the Purchase Agreement (as defined below); and

WHEREAS, Borrower, GTA and Escrow Agent wish to amend the Agreement; and

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS that Borrower, GTA and Escrow Agent agree to amend said Agreement as follows:

1.                                       Section 5.1 is deleted in its entirety and the following is substituted therefor:

5.1                                Closing Date and Disbursements.  On the date of the sale of Parcel F to a third party (the “Closing Date”) pursuant to a purchase and sale agreement (the “Purchase Agreement”), Escrow Agent shall disburse a portion of the Proceeds as follows:

(i)                                FIRST, in the event Parcel F, LLC, as purchaser under that certain Amended and Restated Agreement for Sale and Purchase of Real Property—Parcel F, between Borrower and Parcel F, LLC, dated June 29, 2004 (as amended), is entitled to and actually receives the return of its Earnest Money deposit in the maximum amount of Two Hundred Thousand and No/100 Dollars ($200,000) pursuant to the terms of that certain Second Amendment to Amended and Restated Agreement for Sale and Purchase of Real Property—Parcel F, dated December 28, 2006, then Borrower shall receive Two Hundred Thousand and No/100 Dollars ($200,000) or such other amount equal to the portion of the Earnest Money deposit returned to Parcel F, LLC.

(ii)                                 SECOND, Ninety Thousand Dollars ($90,000) to GTA-IB (or GTA-IB’s designee), in respect of fees and related costs, including without limitation, attorneys’ fees, incurred by GTA-IB in connection with GTA-IB’s negotiation, preparation and review of any iteration of a Parcel F Development Agreement, whether incurred before or after the Effective Date (the “Parcel F Development Agreement”),

by and among GTA-IB, Borrower and Bayfair Innisbrook, L.L.C., a Florida limited liability corporation or any other purchaser (subject to the provisions of Section 8.2(b) of the Settlement Agreement) to be consented to by Lender in writing, and all other documents attached thereto, regardless whether such agreement is ultimately executed or is effective.

(iii)                          THIRD, Three Hundred Thousand Dollars ($300,000) to Borrower (i.e., Golf Host Resorts, LLC); and

(iv)                             FOURTH, to Borrower (or Borrower’s designee) in the following amounts: (a) an amount respecting the reasonable and actually incurred attorneys’ fees and related costs paid or payable to Borrower’s Counsel in connection with the defense of the Lawsuits, which amount shall not exceed Two Million Four Hundred Thousand Dollars ($2,400,000) in the aggregate for such attorneys fees and related costs incurred for the period from June 30, 2002 through the Effective Date (the “Maximum Amount”); and (b) any reasonable and actually incurred attorneys fees and related costs paid or payable to Borrower’s Counsel in connection with the defense of the Lawsuits which are incurred after the Effective Date, which amount (as described in this subpart (b) of Section 5.1) shall not be subject to any maximum limitation.  Notwithstanding anything to the contrary in this Agreement, the Settlement Agreement or the Operational Benefits Agreement, in the event that Borrower (or its affiliates) recover attorneys’ fees and related costs (or a portion thereof) from the Plaintiffs of the Lawsuits, such recovered amount shall be fully disclosed to GTA-IB and shall automatically reduce the Maximum Amount dollar for dollar to the extent received.

2.                                       Except as modified herein, the Agreement shall remain unchanged and in full force and effect.  Each and every term, covenant and condition of the Agreement is hereby incorporated herein such that the Agreement and this Modification shall be read and construed as one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Modification as of the date first above written.

WITNESSES:	BORROWER

Golf Host Resorts, LLC, a Delaware limited
liability company
/s/ Brandi McClung
	By:	/s/ Robert Geimer
/s/ Mellany Williamson	Name:	Robert Geimer
	Title:	Vice President

GTA-IB

GTA-IB, LLC, a Florida limited liability
company
/s/ Tracy S. Clifford

	By:	/s/ W. Bradley Blair, II
/s/ Lorraine McKenna	Name:	W. Bradley Blair, II
	Title:	President

LENDER

Golf Trust of America, L.P., a Delaware
corporation

By: GTA GP, Inc., a Maryland corporation,
its general partner

/s/ Tracy S. Clifford
	By:	/s/ W. Bradley Blair, II
/s/ Lorraine McKenna	Name:	W. Bradley Blair, II
	Title:	President

GTA Parent

Golf Trust of America, Inc., a Maryland
corporation
/s/ Tracy S. Clifford
	By:	/s/ W. Bradley Blair, II
/s/ Lorraine McKenna	Name:	W. Bradley Blair, II
	Title:	President

ESCROW AGENT

Chicago Title Insurance Company

By:
Name:
Title: